UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street, Suite 550 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resideo Technologies, Inc. (the “Company”) previously disclosed that Phillip Theodore transitioned to a new, non-executive officer position of Senior Vice President, Executive Advisor, effective December 5, 2023, in connection with a change in leadership of the Company’s Products & Solutions business. On May 31, 2024, Mr. Theodore’s employment was involuntarily terminated without cause under circumstances that entitle him to severance benefits as described in the Company’s Form 8-K filed December 5, 2023. In addition, in recognition of his service and efforts to facilitate a smooth transition of leadership through his employment in 2024, on May 20, 2024, the Compensation and Human Capital Management Committee approved payment to Mr. Theodore of a payout of his annual incentive opportunity, based on actual results for 2024, pro-rated for his period of employment in 2024.

At the Company’s Annual Meeting of Shareholders held on June 5, 2024, the Company’s shareholders approved the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “Amended and Restated Plan”). The Amended and Restated Plan was approved by the Company’s Board of Directors (the “Board”) on March 22, 2024, subject to the approval of the Company’s shareholders, and became effective with such shareholder approval on June 5, 2024.

A description of the terms of the Amended and Restated Plan can be found in “Proposal 4: Approval of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates” (pages 74 through 80) in the Company’s definitive proxy statement dated April 25, 2024, and filed with the Securities and Exchange Commission on April 23, 2024 (the “2024 Proxy Statement”), which description is incorporated by reference herein.

The foregoing description and the description incorporated by reference from the 2024 Proxy Statement are qualified in their entirety by reference to the Amended and Restated Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following matters set forth in the 2024 Proxy Statement were voted upon with the results indicated below.

1.	The nominees listed below were elected as directors with the respective votes set forth opposite their names:

Proposal 1	Shares For	Shares Against	Abstentions	Broker Non-Votes
Roger Fradin	117,527,882	12,669,841	354,081	7,934,769
Jay Geldmacher	129,986,552	464,021	101,231	7,934,769
Paul Deninger	129,981,744	464,340	105,720	7,934,769
Cynthia Hostetler	128,002,243	2,455,249	94,312	7,934,769
Brian Kushner	114,946,107	15,500,922	104,775	7,934,769
Jack Lazar	105,757,695	24,689,056	105,053	7,934,769
Nina Richardson	126,380,011	4,070,609	101,184	7,934,769
Andrew Teich	127,015,740	3,431,893	104,171	7,934,769
Sharon Wienbar	124,915,156	5,544,839	91,809	7,934,769
Kareem Yusuf	128,548,425	1,893,855	109,524	7,934,769

2.	The non-binding advisory vote on executive compensation disclosed in the Company’s 2024 Proxy Statement was approved by the votes set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	104,981,121	25,402,940	167,743	7,934,769

3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 was approved by the votes set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	138,223,289	168,046	95,238	—

4.	Approval of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates was approved by the votes set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 4	125,855,625	4,508,807	187,372	7,934,769

5.	The shareholder proposal regarding excessive severance pay was not approved by the votes set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 5	5,985,437	124,448,008	118,359	7,934,769

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (incorporated by reference to Appendix A to the Definitive Proxy Statement for the 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 23, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel and Corporate Secretary